EXHIBIT 99.2

Grant Park Fund October 2019 Update
November 26, 2019

Class	Oct ROR	YTD ROR	Net Asset Value	Net Asset Value per Unit
A	-1.59%	4.14%	$4.23M	$985.387
B	-1.64%	3.64%	$42.59M	$795.213
Legacy 1	-1.41%	6.08%	$0.41M	$823.544
Legacy 2	-1.42%	5.79%	$0.32M	$800.116
Global 1	-1.37%	6.42%	$15.91M	$827.342
Global 2	-1.38%	6.29%	$0.70M	$807.035
Global 3	-1.53%	4.87%	$0.45M	$671.766
ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

Sector Commentary

Overall Fund performance was negative, led by losses in the fixed income, currencies, grains and foods sectors.  Gains in the equities, metals and energies sectors partially offset trading losses.

Negative fixed income performance was driven by positions in the German bund, Euro OAT futures and short sterling.  Negative performance in currencies was driven by positions in the British pound, euro, Australian dollar, and Brazilian real.  Gains from positions in the Mexican peso partially offset sector losses.  The negative performance in grains and foods was led by positions in soybeans, soybean meal and coffee.

The equities sector performance was positive, led by positions in the Nikkei, EMINI MSCI EM and the OMX 30 indices.  Losses from positions in the FTSE index offset some of the gains.  Performance in the metals sector was positive and led by positions in gold, palladium and silver.  Positive energies performance was driven by positions in gas oil and heating oil.

Additional Information:   Grant Park  no longer offers units for sale in connection with the prospectus that forms its registration statement on Form S-1 (Reg. No. 333-223480), which was initially filed with the Securities and Exchange Commission on July 13, 2018.  For existing investors in Grant Park, business continues to be conducted as usual.  There was no change in the trading, operations, or monthly statements, etc., and redemption requests continue to be offered on a monthly basis.  For the Fund’s monthly Account Statement, including the net asset value per unit, and related information, please visit our website at grantparkfunds.com.

Effective December 1, 2019, Grant Park’s trading advisors and reference traders will manage between 1% and 35% of Grant Park’s net assets.

Sincerely,

David Kavanagh
President

Daily fund performance and weekly commentaries are available on our website at grantparkfunds.com.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH AN OFFER, SOLICITATION OR SALE
WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION OFFERING BY PROSPECTUS ONLY.

Account Statement
(Prepared from books without audit)
For the month ended October 31, 2019

STATEMENT OF INCOME
Trading Income (Loss)	Monthly Performance	Year to Date Performance
Realized Trading Income (Loss)	-$1,083,798	$7,158,737
Change In Unrealized Income (Loss)	265,160	-530,997
Brokerage Commission	-10,885	-165,345
Exchange, Clearing Fee and NFA Charges	0	0
Other Trading Costs	-71,086	-714,247
Change in Accrued Commission	226	4,945
Net Trading Income (Loss)	-900,383	5,753,093

Other Income	Monthly Performance	Year to Date Performance
Interest, U.S. Obligations	$68,302	$698,827
Interest, Other	24,659	281,253
Income from Securities	0	2,216
Dividend Income	0	0
Total Income (Loss)	-807,422	6,735,389

Expenses	Monthly Performance	Year to Date Performance
Management Fee	$0	$0
Incentive Fee	-34,549	404,928
Operating Expenses	13,866	152,160
Organization and Offering Expenses	15,910	174,965
Brokerage Expenses	249,631	2,762,237
Dividend Expenses	0	0
Total Expenses	244,858	3,494,290

Net Income (Loss)	-$1,052,280	$3,241,099

Statement of Changes in Net Asset Value	Monthly Performance	Year to Date Performance
Beginning Balance	$67,294,193	$77,934,699
Additions	0	0
Net Income (Loss)	-1,052,280	3,241,099
Redemptions	-1,621,906	-16,555,791
Balance at October 31, 2019	$64,620,007	$64,620,007

PERFORMANCE SUMMARY BY CLASS
Class	Net Asset Value per Unit	Units	Net Asset Value	Monthly ROR	Year to Date ROR
A	$985.387	4,294.10411	$4,231,353	-1.59%	4.14%
B	$795.213	53,559.03749	$42,590,859	-1.64%	3.64%
Legacy 1	$823.544	502.57885	$413,896	-1.41%	6.08%
Legacy 2	$800.116	403.67688	$322,988	-1.42%	5.79%
Global 1	$827.342	19,227.84290	$15,908,007	-1.37%	6.42%
Global 2	$807.035	868.83830	$701,183	-1.38%	6.29%
Global 3	$671.766	672.43648	$451,720	-1.53%	4.87%

To the best of my knowledge and belief the information contained herein is accurate and complete.
__________________________________________________________
David Kavanagh, President
For Dearborn Capital Management, LLC
General Partner of Grant Park Futures Fund, Limited Partnership